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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         January 21, 2000
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                             LaRoche Industries Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Delaware                      33-79532                   13-3341472
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(STATE OR OTHER JURISDICTION          (COMMISSION               (IRS EMPLOYER
     OF INCORPORATION)                FILE NUMBER)           IDENTIFICATION NO.)

1100 Johnson Ferry Road Atlanta, Georgia                                30342
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

Registrant's telephone number, including area code            (404) 851-0300
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         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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Item 5.  Other Matters.

     On January 20, 2000, LaRoche Industries Inc., a Delaware corporation (the "Company"), amended its existing senior secured credit facility (the "Credit Facility") in order to postpone certain reductions in the amount available for borrowing (the "Borrowing Base") under its revolving credit facility (the "Revolving Credit Facility"), which were scheduled to occur on January 20, 2000. In addition, its lenders agreed to waive the Company's obligation to comply with certain financial covenants under the Credit Facility from January 20, 2000 through March 10, 2000. The amendment was necessary to provide the Company additional time to evaluate alternatives for meeting its short-term and long-term cash needs.

        The amendment to the Credit Facility, among other things, allows the Company to continue to include, through March 10, 2000, unless notified earlier by the lenders, the value of certain foreign assets (the "Deemed Foreign Assets") in the Borrowing Base. Based on current expectations, this amendment will allow the Company to continue to borrow up to the $90 million commitment granted in the Revolving Credit Facility through March 10, 2000. The lenders may at their sole discretion, however, disqualify the Deemed Foreign Assets from inclusion in the Borrowing Base at any time prior to that date. After March 10, 2000, if they have not been previously excluded, the Deemed Foreign Assets will no longer be eligible for inclusion in the Borrowing Base.

        As a result of the reductions in the Borrowing Base described in the preceding paragraph, based on current forecasts, amounts available under the Revolving Credit Facility after March 10, 2000 (or earlier in the lenders' discretion) will not likely be adequate to meet the Company's cash needs. In addition, the Company does not expect to be in compliance on that date with the financial covenants for which it received the temporary waiver described herein. Accordingly, additional amendments to the Credit Facility will be necessary if the Company has been unable to secure alternative sources of financing at that time, though there can be no assurance that the Company will be able to secure any such amendments. As of January 20, 2000, the Company has approximately $85 million in outstanding borrowings and letters of credit under the Revolving Credit Facility.

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Item 7. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit 10.47 Amendment No. 6 dated as of January 20, 2000 to the Amended and Restated Credit Agreement dated as of February 28, 1999 and amended as of May 31, 1999, September 14, 1999, November 15, 1999, December 10, 1999 and January 10, 2000.











                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Laroche Industries INC.
                                      (Registrant)

                                      By:  /s/ Gerald B. Curran
                                          --------------------------------------
                                      Vice President and Chief Financial Officer

Date: January 21, 2000